Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Melody Carey

Rx Communications Group, LLC

Phone: (917) 322-2571

mcarey@RxIR.com

PharmAthene Adopts Stockholder Rights Plan in an Effort to Protect Net Operating Loss Carryforwards

ANNAPOLIS, MD – November 25, 2015 – PharmAthene, Inc. (NYSE MKT: PIP), announced today that its Board of Directors has adopted a stockholder rights plan (Rights Plan) in an effort to preserve the value of its net operating loss carryforwards (NOLs) under Section 382 of the Internal Revenue Code (Code).

PharmAthene’s use of its NOLs could be substantially limited if the Company experiences an "ownership change" as defined in Section 382 of the Code. In general, an ownership change occurs if there is a cumulative change in PharmAthene’s ownership by 5% shareholders (as defined in Section 382 of the Code) that increases by more than 50 percentage points over the lowest percentage owned by such shareholders at any time during the prior three years on a rolling basis. The Rights Plan was adopted to reduce the likelihood of an unintended ownership change occurring.

In connection with the adoption of the Rights Plan, on November 25, 2015, the Board declared a non-taxable dividend of one preferred share purchase right (Right) for each outstanding share of common stock to the Company’s stockholders of record as of the close of business on December 9, 2015. After the Rights Plan takes effect, any person or group that acquires beneficial ownership of 4.99% or more of the Company’s common stock without approval from the Board would be subject to significant dilution in the ownership interest of that person or group. Stockholders who currently own 4.99% or more of the outstanding shares of PharmAthene common stock will not trigger the preferred share purchase rights unless they acquire shares representing a percentage of common stock that exceeds by 0.5% or more, the lowest percentage of common stock that such stockholder had at any time since November 25, 2015. In addition, in its discretion, the Board may exempt certain persons whose acquisition of securities is determined by the Board not to jeopardize the availability to the Company’s NOLs or other tax benefits and may also exempt certain transactions.

The Rights will expire on the earliest of (i) the close of business on November 25, 2018, (ii) the time at which the Rights are redeemed or exchanged under the Rights Plan, (iii) the repeal of Section 382 or any successor statute and the Board’s determination that the Rights Plan is no longer necessary for the preservation of the Company’s NOLs or (iv) the beginning of a taxable year of the Company to which the Board determines that no NOLs may be carried forward.

The issuance of the Rights is not a taxable event and will not affect the Company’s reported financial condition or results of operations, including earnings per share.

Additional information regarding the Rights Plan is contained in a Form 8-K and in a Registration Statement on Form 8-A that PharmAthene is filing with the Securities and Exchange Commission.

About PharmAthene

PharmAthene is a biodefense company engaged in the development of next generation medical countermeasures against biological and chemical threats. The Company's development portfolio includes two next generation Anthrax vaccines that are intended to improve protection while having favorable dosage and storage requirements compared other Anthrax vaccines.

On January 15, 2015, the Delaware Court of Chancery issued its Final Order and Judgment in PharmAthene's litigation against SIGA. The Court of Chancery awarded to PharmAthene lump sum expectation damages for the value of PharmAthene's lost profits for SIGA's smallpox antiviral, Tecovirimat, also known as ST-246® (formerly referred to as "Arestvyr™" and referred to by SIGA in its recent SEC filings as "Tecovirimat"). In addition, the Court of Chancery ordered SIGA to pay pre-judgment interest and varying percentages of PharmAthene's reasonable attorneys' and expert witness fees. On October 7, 2015 oral arguments in SIGA's appeal and PharmAthene's cross-appeal of the January 15, 2015 Final Order and Judgement took place in the Delaware Supreme Court. The court's determination of the final amount of the award, along with the decision itself, will remain subject to appeal by SIGA to the Delaware Supreme Court and PharmAthene's ability to collect a monetary judgment from SIGA remains subject to that appeal and further proceedings in the Bankruptcy Court.

Forward-Looking Statement Disclaimer

Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; "will"; "project"; "potential"; or similar statements are forward-looking statements. PharmAthene disclaims any intent or obligation to update these forward-looking statements other than as required by law. Risks and uncertainties include risks associated with our interest in the judgment relating to Tecovirimat, also known as ST-246® (formerly referred to as "Arestvyr™" and referred to by SIGA in its recent SEC filings as "Tecovirimat") (including the risk that we will not be able to collect any amounts related thereto); risks relating to our continuing ability to recognize cost reductions; risks associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the Company's product candidates; funding delays and/or reductions or elimination of U.S. government funding and/or non-renewal of expiring funding under our September 2014 contract with NIAID after we receive funding of approximately $7.5 million over the base period and the first option; risks associated with our common stock; risks associated with the preservation of our NOLs;

the difficulty of determining all of the facts relevant to Section 382 of the Code; risks associated with the unreported buying and selling activity of our stockholders; risks associated with unanticipated interpretations of the Code and related regulations; the risk that the adoption of the Rights Plan does not prevent one or more stockholders of the Company from, notwithstanding the dilution to such stockholder's interests under the Rights Plan, engaging in buying and selling activity that may have an adverse impact on the Company's tax attributes; risks associated with the ability of the Rights Plan to preserve the value of our NOLs; risks associated with the enforceability of the Rights Plan under Delaware law or other applicable law; the risk that the Rights Plan may discourage third-party offers to acquire the Company, or an interest therein; the risk that the Rights Plan may have an adverse effect on the value of our common stock; risks associated with delays caused by third parties challenging government contract awards to us; risks associated with unforeseen safety and efficacy issues; risks associated with our realignment plan; risks associated with accomplishing any future strategic partnerships or business combinations; risks associated with continuing funding requirements and dilution related thereto; risks relating to our ability to continue to satisfy the listing requirements of the NYSE MKT; and other risks detailed from time to time in PharmAthene's Forms 10-K and 10-Q under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission. On January 15, 2015, the Delaware Court of Chancery issued its Final Order and Judgment in PharmAthene's litigation against SIGA. The Court of Chancery awarded to PharmAthene lump sum expectation damages for the value of PharmAthene's lost profits for SIGA's smallpox antiviral, Tecovirimat. In addition, the Court of Chancery ordered SIGA to pay pre-judgment interest and varying percentages of PharmAthene's reasonable attorneys' and expert witness fees. Under the Final Order and Judgment, PharmAthene is also entitled to post-judgment simple interest. PharmAthene's entitlement to interest from and after SIGA's bankruptcy filing (as described below) may be negatively impacted by the Bankruptcy Code. SIGA has filed a notice of appeal with the Delaware Supreme Court in which it challenges various findings of the Court of Chancery and seeks to set aside the Final Order and Judgment, and we have filed a notice of cross-appeal. On October 7, 2015 oral arguments in SIGA's appeal and PharmAthene's cross-appeal of the January 15, 2015 Final Order and Judgment took place in the Delaware Supreme Court. There can be no assurances that the Delaware Supreme Court will rule in PharmAthene's favor.

As a result, the decision could be reversed, remanded or otherwise changed. There can be no assurances if and when PharmAthene will receive any payments from SIGA as a result of the decision. SIGA has stated publicly that it does not currently have cash sufficient to satisfy the award. It is also uncertain whether SIGA will have such cash in the future. PharmAthene's ability to collect the Judgment depends upon a number of factors, including SIGA's financial and operational success, which is subject to a number of significant risks and uncertainties (certain of which are outlined in SIGA's filings with the SEC), as to which we have limited knowledge and which we have no ability to control, mitigate or fully evaluate. SIGA disclosed in its Current Report on Form 8-K filed April 29, 2015 that it entered into a modification to its contract with BARDA on April 29, 2015 to increase the provisional dosage of Tecovirimat and extend the delivery schedule. Furthermore, because SIGA has filed for protection under the federal bankruptcy laws, PharmAthene is automatically stayed from taking any enforcement action in the Delaware Court of Chancery. By agreement of the parties, and with the approval of the Bankruptcy Court, the automatic stay has been lifted for the sole purpose of allowing the Delaware Court of Chancery to enter a money judgment and to allow the parties to exercise their appellate rights. Our ability to collect a money judgment from SIGA, if any, remains subject to further proceedings in the Bankruptcy Court. Further, at this point, future government funding to support the development of rBChE and SparVax® is unlikely. Even if we received such funding, significant additional non-clinical animal studies, human clinical trials, and manufacturing development work remain to be completed for all of our product candidates. It is also uncertain whether any of our product candidates will be shown to be safe and effective and approved by regulatory authorities for use in humans.

Finally, PharmAthene can offer no assurances that it has correctly estimated the resources necessary to execute under its NIAID contract and seek partners, co-developers or acquirers for its other programs under its realignment plan. If a larger workforce or one with a different skillset is ultimately required to implement the realignment plan successfully, or if PharmAthene inaccurately estimated the cash and cash equivalents necessary to finance its operations until SIGA's appeal has been adjudicated and it has received SIGA's payment, if PharmAthene prevails on appeal, its business, results of operations, financial condition and cash flows may be materially and adversely affected.

Copies of PharmAthene's public disclosure filings are available on our website under the investor relations tab at www.PharmAthene.com.

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